As filed with the Securities and Exchange Commission on August 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-2875566
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200

San Diego, California 92121

(Address of Principal Executive Offices, Zip Code)

2007 Amended and Restated Equity Incentive Plan

1997 Employee Stock Purchase Plan (as amended through June 18, 2019)

(Full Title of the Plans)

David Szekeres

Senior Vice President, General Counsel, Business Development and Corporate Secretary

Heron Therapeutics, Inc.

4242 Campus Point Court, Suite 200

San Diego, California 92121

(Name and address of agent for service)

(858) 251-4400

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	7,300,000(2)	$16.63(3)	$121,399,000(3)	$14,713.56
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock, par value $0.01 per share (“Common Stock”), of Heron Therapeutics, Inc., a Delaware corporation (the “Company” or the “Registrant”), or any anti-dilution provisions of the Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) or the 1997 Employee Stock Purchase Plan (as amended) (the “ESPP”).

(2)	Represents: (i) 7,000,000 shares of Common Stock issuable under the 2007 Plan; plus (ii) 300,000 shares of Common Stock issuable under the ESPP.
(3)

The maximum offering price per share and the maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low trading price as reported on The Nasdaq Capital Market on August 2, 2019, which was $16.63.

REGISTRATION OF ADDITIONAL SECURITIES

On January 14, 2008, the Company filed a Registration Statement on Form S-8, Registration No. 333-148660 (the “First 2007 Plan Registration Statement”), with the Securities and Exchange Commission (the “SEC”) relating to an aggregate of 150,000 shares of Common Stock for issuance from time to time in connection with the 2007 Plan. On June 15, 2010, the Company filed a Registration Statement on Form S-8, Registration No. 333-167515 (the “Second 2007 Plan Registration Statement”), registering an additional 100,000 shares of Common Stock issuable under the 2007 Plan. On August 17, 2011, the Company filed a Registration Statement on Form S-8, Registration No. 333-176365 (the “Third 2007 Plan Registration Statement”), registering an additional 4,500,000 shares of Common Stock issuable under the 2007 Plan. On September 19, 2014, the Company filed a Registration Statement on Form S-8, Registration No. 333-198853 (the “Fourth 2007 Plan Registration Statement”), registering an additional 1,750,000 shares of Common Stock issuable under the 2007 Plan. On August 6, 2015, the Company filed a Registration Statement on Form S-8, Registration No. 333-206165 (the “Fifth 2007 Plan Registration Statement”), registering an additional 4,300,000 shares of Common Stock issuable under the 2007 Plan. On November 8, 2016, the Company filed a Registration Statement on Form S-8, Registration No. 333-214503 (the “Sixth 2007 Plan Registration Statement”), registering an additional 3,000,000 shares of Common Stock issuable under the 2007 Plan. On August 9, 2017, the Company filed a Registration Statement on Form S-8, Registration No. 333-219830 (the “Seventh 2007 Plan Registration Statement”), registering an additional 5,000,000 shares of Common Stock issuable under the 2007 Plan. Under this Registration Statement, the Company is hereby registering an additional 7,000,000 shares of Common Stock issuable under the 2007 Plan, none of which have been issued as of the date of this Registration Statement.

On September 8, 1997, the Company filed a Registration Statement on Form S-8, Registration No. 333-35151 (the “First ESPP Registration Statement”), with the SEC relating to an aggregate of 5,000 shares of Common Stock for issuance from time to time in connection with the ESPP. On August 25, 2004, the Company filed a Registration Statement on Form S-8, Registration No. 333-118546 (the “Second ESPP Registration Statement”), with the SEC relating to an additional 1,250 shares of Common Stock issuable under the ESPP. On August 15, 2005, the Company filed a Registration Statement on Form S-8, Registration No. 333-127574 (the “Third ESPP Registration Statement”), with the SEC relating to an additional 1,875 shares of Common Stock issuable under the ESPP. On October 11, 2006, the Company filed a Registration Statement on Form S-8, Registration No. 333-137954 (the “Fourth ESPP Registration Statement”), with the SEC relating to an additional 1,875 shares of Common Stock issuable under the ESPP. On January 14, 2008, the Company filed a Registration Statement on Form S-8, Registration No. 333-148660 (the “Fifth ESPP Registration Statement”), with the SEC relating to an additional 5,000 shares of Common Stock issuable under the ESPP. On October 21, 2009, the Company filed a Registration Statement on Form S-8, Registration No. 333-162610 (the “Sixth ESPP Registration Statement”), with the SEC relating to an additional 10,000 shares of Common Stock issuable under the ESPP. On August 17, 2011, the Company filed a Registration Statement on Form S-8, Registration No. 333-176366 (the “Seventh ESPP Registration Statement”), with the SEC relating to an additional 25,000 shares of Common Stock issuable under the ESPP. On September 19, 2014, the Company filed a Registration Statement on Form S-8, Registration No. 333-198853 (the “Eighth ESPP Registration Statement”), with the SEC relating to an additional 25,000 shares of Common Stock issuable under the ESPP. On August 6, 2015, the Company filed a Registration Statement on Form S-8, Registration No. 333-206165 (the “Ninth ESPP Registration Statement”), with the SEC relating to an additional 100,000 shares of Common Stock issuable under the ESPP. On November 8, 2016, the Company filed a Registration Statement on Form S-8, Registration No. 333-214503 (the “Tenth ESPP Registration Statement”), with the SEC relating to an additional 100,000 shares of Common Stock issuable under the ESPP. On August 9, 2017, the Company filed a Registration Statement on Form S-8, Registration No. 333-219830 (the “Eleventh ESPP Registration Statement”), with the SEC relating to an additional 200,000 shares of Common Stock issuable under the ESPP. Under this Registration Statement, the Company is hereby registering an additional 300,000 shares of Common Stock issuable under the ESPP, none of which have been issued as of the date of this Registration Statement.

Pursuant to Instruction E of Form S-8, the contents of the First 2007 Plan Registration Statement, the Second 2007 Plan Registration Statement, the Third 2007 Plan Registration Statement, the Fourth 2007 Plan Registration Statement, the Fifth 2007 Plan Registration Statement, the Sixth 2007 Plan Registration Statement, the Seventh 2007 Plan Registration Statement, the First ESPP Registration Statement, the Second ESPP Registration Statement, the Third ESPP Registration Statement, the Fourth ESPP Registration Statement, the Fifth ESPP Registration Statement, the Sixth ESPP Registration Statement, the Seventh ESPP Registration Statement, the Eighth ESPP Registration Statement, the Ninth ESPP Registration Statement, the Tenth ESPP Registration Statement, and the Eleventh ESPP Registration Statement are incorporated herein by reference and made part of this Registration Statement on Form S-8.

PART I

The information called for in Part 1 of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description

4.1

Certificate of Incorporation, as amended through July 29, 2009 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as Exhibit 3.1, filed on August 4, 2009).

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K, as Exhibit 3.1, filed on June 30, 2011).

4.3	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K, as Exhibit 3.1, filed on January 13, 2014).

4.4	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to the Company’s Post-Effective Amendment to its Registration Statement on Form 8-A/A, filed on July 6, 2017).

4.5

Certificate of Amendment to the Certification of Incorporation (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as Exhibit 3.6, filed on February 22, 2019).

4.6	Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K, as Exhibit 3.1, filed on February 8, 2019).

5.1	Opinion of Gibson, Dunn & Crutcher LLP*.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 above)*.

23.2	Consent of OUM & Co. LLP, the Registrant’s independent registered accounting firm*.

24.1	Power of Attorney (included on the signature page)*.

99.1	Amended and Restated 2007 Equity Incentive Plan*.

99.2	1997 Employee Stock Purchase Plan (as amended through June 18, 2019)*.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 5, 2019.

HERON THERAPEUTICS, INC.
(Registrant)

By:	/s/ David Szekeres
David Szekeres
Senior Vice President, General Counsel, Business Development and Corporate Secretary

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of Barry Quart and David Szekeres as his attorney-in-fact, with power of substitution, in his name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry Quart	President, Chief Executive Officer and Director	August 5, 2019
Barry Quart, Pharm.D.	(Principal Executive Officer)

/s/ Robert Hoffman	Chief Financial Officer and Senior Vice President, Finance	August 5, 2019
Robert Hoffman	(Principal Financial and Accounting Officer)

/s/ Kevin Tang	Chairman of the Board of Directors	August 5, 2019
Kevin Tang

/s/ Craig Johnson	Director	August 5, 2019
Craig Johnson

/s/ John Poyhonen	Executive Vice President, Chief Commercial Officer and Director	August 5, 2019
John Poyhonen

/s/ Christian Waage	Director	August 5, 2019
Christian Waage